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                                                                    Exhibit 10.4
                               THE SCOTTS COMPANY

                   2003 STOCK OPTION AND INCENTIVE EQUITY PLAN

                        AWARD AGREEMENT FOR NONDIRECTORS

The Scotts Company ("Company") believes that its business interests are best served by ensuring that you have an opportunity to share in the Company's business success. To this end, the Company adopted the 2003 Stock Option and Incentive Equity Plan ("Plan") through which key employees, like you, may acquire (or share in the appreciation of) shares of the Company's common stock.

We cannot guarantee that the value of your Award (or the value of the stock you acquire through an Award) will increase. This is because the value of the Company's stock is affected by many factors. However, the Company believes that your efforts contribute to the value of the Company's stock and that the Plan (and the Awards made through the Plan) is an appropriate means of sharing with you the value of your contribution to the Company's business success.

This Agreement describes the type of Award that you have been granted and the conditions that must be met before you may receive the value associated with your Award. To ensure you fully understand these terms and conditions, you should:

o Carefully read this Award Agreement and the attached copies of the Plan and Prospectus; and

o        Call us at (937) 578-5630 if you have any questions about your Award.
         Or, you may send a written inquiry to:


                               The Scotts Company
                               Attn: Scott Messer
                         Vice President Human Resources
                              14111 Scottslawn Road
                              Marysville, OH 43041



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                            DESCRIPTION OF YOUR AWARD

You have been awarded 25,000 shares of Restricted Stock (the "Award"), which, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for any reason (except as provided in Section 2.00 below to satisfy the tax withholding obligations that arise from this Award) until the later of:
(i) six months following your termination of employment with the Company for any reason other than death or disability (as defined in the Plan), regardless of the prior vesting of such Restricted Stock, and (ii) the occurrence of one of the vesting events described in Section 1.00 below. Furthermore, except as otherwise provided in the Plan, until the occurrence of one of the vesting events described in Section 1.00 below, each of the 25,000 shares of Restricted Stock described above shall be held by the Company as escrow agent along with any dividends that may be granted thereon. If you fail to satisfy one of the vesting events prior to October 1, 2009, all 25,000 shares of Restricted Stock described herein (and any dividends attributable thereto) shall be forfeited. Upon the occurrence of a vesting event, you shall own the shares of stock and be entitled to all dividends thereon.

                          GENERAL TERMS AND CONDITIONS

THESE TERMS AND CONDITIONS APPLY TO ALL AWARDS ISSUED UNDER THIS AWARD AGREEMENT. THIS IS MERELY A SUMMARY OF THESE IMPORTANT TERMS AND CONDITIONS; YOU ARE URGED TO READ THE ENTIRE PLAN AND PROSPECTUS (COPIES OF WHICH ARE ATTACHED), ALL OF THE TERMS OF WHICH ARE INCORPORATED BY REFERENCE INTO THIS AWARD AGREEMENT.

1.00 LOSS OF AN AWARD/VESTING EVENTS. The 25,000 shares of Restricted Stock subject to this Award and any dividends that may be granted following the Date of Grant shall be forfeited on October 1, 2009, unless one of the following vesting events first occurs:

         [1] You are continuously employed by the Company from the Date of Grant until September 30, 2007, and at any time on or after September 30, 2007, you are not serving as the Chief Operating Officer of the Company or in any position that is more senior to the Chief Operating Officer of the Company;

         [2] You are continuously employed by the Company from the Date of Grant until September 30, 2009 (regardless of your position);

         [3] You [a] die or [b] become disabled (as defined in Section 1.00(1)(d) of the Employment Agreement and Covenant Not to Compete as of October 1, 2004, between you and the Company (the "Employment Agreement"), prior to October 1, 2009;

         [4] You separate from employment with the Company on or before September 30, 2007, and after you have attained the age of fifty-five years, for any reason other than for "Cause" or due to your voluntary resignation without "Constructive Termination", in each case as such terms are defined in the Employment Agreement, or in any successor to, or renewal of, such agreement.

2.00 RESTRICTIONS ON THE SALE OF SHARES FOLLOWING VESTING. Notwithstanding the occurrence of a vesting event described in Section 1.00 above, except to



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satisfy the tax withholding obligations that arise from this grant of Restricted
Stock, no shares of Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until six months following your termination of employment with the Company for any reason other than death or disability (as defined in the Plan). The restrictions reflected in this Section
2.00 shall not apply to any vested dividends that are attributable to the shares of Restricted Stock granted herein.

3.00 CANCELLATION OF AWARDS BY COMPANY. Except as otherwise specifically provided in this Award Agreement, your Award shall be noncancellable, unless you consent in writing.

4.00 AMENDMENT/TERMINATION. We may amend or terminate the Plan at any time, but cannot cancel your Award without your written consent, except as otherwise specifically provided in this Award Agreement.

5.00 TAX TREATMENT OF YOUR RESTRICTED STOCK GRANT

                  The 25,000 shares of Restricted Stock described in this Award were granted on October 1, 2004 (the "Date of Grant"). Restricted stock awards granted pursuant to the Plan are taxed in accordance with the rules of section 83 of the Internal Revenue Code. Each employee who receives a restricted stock award is urged to discuss the income tax consequences of the award with his or her income tax advisor. A very general explanation of the applicable rules follows.

                  The general tax rule is that you will recognize ordinary income equal to the fair market value of the shares of Restricted Stock when the restrictions lapse (i.e., when such shares become vested). However, you may accelerate your recognition of ordinary income to the tax year in which your Date of Grant occurs (in this case 2004) by filing an election under section 83(b) of the Internal Revenue Code. The section 83(b) election must be made no later than 30 days after the Date of Grant. If you timely file the section 83(b) election, you will recognize as ordinary income the fair market value of the stock on the Date of Grant. You will not recognize any further ordinary income when the restrictions on the award subsequently lapse. Attached is a form you can use to make this election.

                  When you sell your Restricted Stock, the tax treatment will depend on whether you have timely made an election under section 83(b) of the Internal Revenue Code. Under current Federal tax law, if you have made such a timely election and you sell your stock after it is vested and at least 12 months from the Date of Grant, any gain from the sale will be a long term capital gain. Any gain from a sale on or before this 12 month period will be a short-term capital gain. If you do not make a timely section 83(b) election, the holding period for long-term capital gain treatment on the sale of your stock begins on the date the restrictions on your restricted stock lapse.

                  Under the terms of your Agreement, the Company will hold all dividends in escrow along with your shares of Restricted Stock. These dividends will be taxable to you as compensation at the same time, and in the same manner, as the shares of Restricted Stock unless you have made the section 83(b) election. If you make the section 83(b) election the dividends are taxable as dividends.



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                  The Company may be required by law to withhold Federal, state or local taxes on any ordinary income attributable to your Restricted Stock Award. If you make a section 83(b) election, these taxes will be due and payable for the year in which the Date of Grant occurs. If you do not make a section 83(b) election, these taxes will be due and payable for the year in which the restrictions on your restricted stock award lapse. Upon determination by the Company of the year in which taxes are due and the amount of taxes required to be withheld, you are liable to the Company for the amount of taxes that must be withheld. You may satisfy this obligation by either: (i) paying the Company in cash or by certified or cashier's check, (ii) authorizing the Company to withhold monies owing from the Company to you or (iii) authorize the Company to withhold from the shares granted in your Restricted Stock Award. The latter type of payment cannot be made if you make a section 83(b) election.

                  We must emphasize that if you want to make the section 83(b) election, which may be to your advantage if the stock rises in value, you must do so by filing the attached or a similar form with the Internal Revenue Service Center with which you file your federal income tax return no later than 30 days after the Date of Grant. Even though you timely make the section 83(b) election, you may not sell the Restricted Stock until the restrictions imposed on such stock lapse (i.e., the stock vests), and as otherwise provided hereunder. In addition, one copy of the election must be submitted with your income tax return for the taxable year for which the property is transferred and a copy of the election must be filed with the Company.

                  If you make a section 83(b) election, the election may not be revoked. In addition, if you file such an election and the stock is subsequently forfeited, you will not be entitled to a corresponding income tax deduction for the amount of income taxes that you paid as a result of making the section 83(b) election. You also will not be able to file for a refund of the income taxes.

                  Once again, we urge you to talk with your individual tax advisor concerning the tax consequences of your Restricted Stock Award. The Company and its employees do not make any tax representations or recommendations. This general explanation is being provided simply to assist you in understanding the concepts before you meet with your individual advisor.



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You must sign this Agreement; if you do not, your Award will be cancelled. By signing this Agreement you acknowledge that this Award is granted under and is subject to the terms and conditions described in this Agreement and in the Plan.

OPTIONEE/GRANTEE                             THE SCOTTS COMPANY

/s/ Robert F. Bernstock                      /s/ Denise Stump
---------------------------                   ----------------------------------

Robert F. Bernstock                          Denise Stump

(date signed) 11/4/04                        (date signed) 11/04/04
             --------------                                ---------------------


DATE OF THIS AGREEMENT: October 1, 2004



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            ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

         Pursuant to the provisions of Section 83(b) of the Internal Revenue Code of 1986, as amended, the undersigned (the "Taxpayer") hereby elects to include in gross income, for the taxable year set forth below, the excess, if any, of the fair market value of the property described below (valued as of the time of transfer) over the amount (if any) paid therefor. Pursuant to the provisions of Section 1.83-2(e)(7) of the Treasury regulations, the Taxpayer hereby states that copies of this election have been furnished to the persons described in Section 1.83-2(d) of such regulations.

1.       Name of Taxpayer:
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2.       Address of Taxpayer:
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3.       Social Security Number:                         -      -
                                                   ---------------------

4.       Description of Property Covered
         by Election:                      -------------------------------------
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5.       Date Property Transferred:                                      , 20
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6.       Taxable Year for Which Election                                 , 20
         is Made:                          -------------------------------------

7.       Fair Market Value of Property
         at Time of Transfer:*                  $
                                                 ----------------------

8.       Amount Paid for Property:              $
                                                 ----------------------

9.       Nature of Restrictions to Which
         Property is Subject:
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Signature of Taxpayer                                        Date


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* (DETERMINED WITHOUT REGARD TO ANY RESTRICTIONS OTHER THAN RESTRICTIONS WHICH
  BY THEIR TERMS WILL NEVER LAPSE)